UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

WHOLE FOODS MARKET, INC.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	0-19797 (Commission File Number)	74-1989366 (IRS Employer Identification Number)

550 Bowie St.
Austin, Texas 78703
(Address of principal executive offices)

Registrant's telephone number, including area code:
(512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02           Results of Operations and Financial Condition.

On May 12, 2010, the Company issued a press release announcing its results of operations for its second fiscal quarter ended April 11, 2010. A copy of the press release is furnished herewith as Exhibit 99.1.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA and Free cash flow in the press release as additional information about its operating results.  These measures are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines Adjusted EBITDA as EBITDA plus non-cash asset impairment charges. The Company defines Free cash flow as net cash provided by operating activities less capital expenditures.  The press release includes a tabular reconciliation of these non-GAAP financial measures to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Furthermore, the information contained in this Item 2.02 or Exhibit 99.1 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01          Other Events

As noted in Items 2.02 of this Report, the Company issued a press release announcing the matters described in such items.  The press release also announced the early repayment on May 12, 2010 of $210 million of the Company’s $700 million term loan indebtedness.

Item 9.01          Financial Statements and Exhibits

(d)          Exhibits

99.1	Press release dated May 12, 2010, regarding second fiscal quarter results of operations.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: May 12, 2010	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and
Chief Financial Officer